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                                                                      Exhibit 99

                          (WILLBROS GROUP, INC. LOGO)


                                          CONTACT:    Michael W. Collier
NEWS RELEASE                                          Investor Relations Manager
                                                      Willbros USA, Inc.
                                                      (713) 403-8016

FOR IMMEDIATE RELEASE                                 Jack Lascar / Partner
                                                      DRG&E
                                                      (713) 529-6600


                 WILLBROS DELAYS FILING OF ITS ANNUAL REPORT ON
                 FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004

      SCHEDULES CONFERENCE CALL FOR APRIL 1, 2005 AT 9:00 A.M. EASTERN TIME

         HOUSTON, TEXAS - MARCH 31, 2005 - Willbros Group, Inc. (NYSE: WG) announced today that it will delay filing of its Annual Report on Form 10-K for the year ended December 31, 2004. The Company's Audit Committee has been conducting an independent investigation, which encompassed the activities of a former senior manager in charge of international operations. Due to the limited timeframe between initiation of its investigation in January 2005 and March 31, 2005, the Company could not meet its objective of analyzing the high volume of data relating to the investigation and translating the financial impact of this information to the Company's financial statements for the years 2002 and 2003, the three quarters ended September 30, 2004 and the year ended December 31, 2004.

         Michael F. Curran, Chairman, President and Chief Executive Officer, stated, "While I am displeased with the delay in filing, I strongly believe that the right thing to do in this situation is to ensure the preparation of correct and complete financial statements. This objective takes precedence over meeting a filing deadline. We want to emphasize that we will continue to work diligently to complete the investigation and file our financials as promptly as possible."



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CONFERENCE CALL

         In conjunction with this release, Willbros has scheduled a conference call, which will be broadcast live over the Internet, on Friday, April 1, 2005, at 9:00 a.m. Eastern Time (8:00 a.m. Central).

What: Willbros Delays Filing of its Annual Report on Form 10-K for the year ended December 31, 2004

When:             Friday, April 1, 2005 - 9:00 a.m. Eastern Time

How: Live via phone - By dialing (303) 262-2138 and asking for the Willbros call 10 minutes prior to the start time. Or live over the Internet by logging on to the web address below.

Where: http://www.willbros.com. The webcast can be accessed from the home page.

         For those who cannot listen to the live call, a replay will be available through April 8, 2005, and may be accessed by calling (303) 590-3000 using pass code 11027691. Also, an archive of the webcast will be available shortly after the call on www.willbros.com for a period of 12 months.

         Willbros Group, Inc. is an independent contractor serving the oil, gas and power industries, providing engineering and construction, and facilities development and operations services to industry and government entities worldwide. For more information on Willbros, please visit our web site at www.willbros.com.


         This announcement contains forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments the Company expects or anticipates will or may occur in the future, are forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from these statements, including such things as the potential for investigations, fines and penalties by government agencies, the financial impact of the internal investigation, future E&P capital expenditures, oil, gas, gas liquids and power prices and demand, the amount and location of planned pipelines, the effective tax rate of the different countries where the work is being conducted, development trends of the oil, gas and power industries, changes in the political and economic environment of the countries in which the Company has operations, as well as other risk factors described from time to time in the Company's documents and reports filed with the SEC. The Company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.



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